Exhibit 3.203

FIRST AMENDMENT TO THE

BYLAWS

OF THE AID COMPANY, INC.

The following amendment to the Bylaws was duly adopted by the Board of Directors of the Corporation as of October 12, 1995:

RESOLVED, that Article II, Section 2, of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

Section 2. The Board of Directors may determine the place, date and time of the annual meetings of the shareholders, but if no such place, date and time is fixed, the meeting for any calendar year shall be held at the principal office of the Corporation at 10:00 a.m. on the first day of April of each year. If that day is a legal holiday, the meeting shall be held on the next succeeding day which is not a legal holiday. At that meeting the shareholders entitled to vote shall elect directors and transact such business as may properly be brought before the meeting.

RESOLVED, that Article III, Section 1, of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

Section 1. The Board of Directors shall consist of such number of directors, not fewer than one (1) nor more than nine (9), as may be determined from time to time by resolution of the Board of Directors. Except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders, and each director shall serve until his successor shall be elected and qualified, or until his earlier resignation or removal.

RESOLVED, that Article VII, Section 4, of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety.

HER SIN, INC.

BY-LAWS

ARTICLE I

OFFICES

Section 1. The principal office shall be located in the City of Indianapolis, County of Marion, State of Indiana.

Section 2. The Corporation may also have offices at such other place, either within or without the State of Indiana, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETING OF SHAREHOLDERS

Section 1. Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

Section 2. An annual meeting of shareholders commencing with the year 1981 shall be held in the first week of May.

Section 3. Special meetings of the shareholders may be called by the President, by the Board of Directors, by the shareholders holding not less than one-half of all of the shares outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat.

Section 4. Written or printed notice stating the place, day and hour of any meting and, in case of special meetings, or when required by law or by the Articles of Incorporation, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days before the date of the meeting, either personally or by mail or telegram given by the secretary or president or by the officer or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation and by law to vote at such meeting, at such address as appears upon the record of the Corporation.

Section 5. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

Section 6. The holders of a majority of the shares of the outstanding capital stock entitled by the Articles of Incorporation or by law to vote at such meeting, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, upon giving written notice to all shareholders in the manner provided by Section 4 hereof of the adjourned date of such meeting at which a quorum shall be present or represented, any business may be transacted which have been transacted at the meeting as originally notified.

Section 7. When a quorum is present or represented at any meeting, the vote of a majority of the shares present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

Section 8. Every shareholder entitled by the Articles of Incorporation or by law to vote, shall have the right at every shareholder’s meeting to one vote for each share of stock standing in his name on the books of the Corporation. No share shall be voted at any meeting upon which any installment is due and unpaid, which shall have been transferred on the books of the

Corporation within such number of days, not exceeding thirty next preceding the date of such meeting as the Board of Directors shall determine, or, in the absence of such determination, within ten days next preceding the date of such meeting, or which belongs to the Corporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by a duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein.

Section 9. The officer or agent having charge of the stock transfer books shall make, at least five days before each election of directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection of any shareholder during the holding of such election. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE III

DIRECTORS

Section 1. The exact number of directors shall be five each of whom shall be a citizen of the United States. The first Board of Directors shall be named by the Articles of Incorporation and shall hold office until the first annual meeting of the shareholders.

Section 2. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside of Indiana at such place or places as they may from time to time determine.

Section 3. In the event of death, disability, or resignation of any Director or of any officer of the Corporation, the President or Secretary shall call a special meeting of the Board of

Directors of the Corporation for the purpose of electing a new officer or appointing a new director, as may be appropriate, to fill the unexpired term of his predecessor in office.

Section 4. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.

MEETINGS OF THE BOARD

Section 5. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Indiana.

Section 6. The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all directors.

Section 7. Regular meetings of the Board may be held upon such notice, or without notice, and at such time and place as shall from time to time be determined by a majority of the elected Board.

Section 8. Special meetings of the Board may be called by the President on three days written notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and an like notice on the written request of two directors.

Section 9. A majority of the actual number of directors elected and qualified shall be necessary to constitute a quorum for the transaction of any business, including the filling of vacancies. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Articles of Incorporation, or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time upon giving written notice to all directors in the manner provided in Section 3 hereof of the adjourned date of such meeting, until a quorum be present.

COMPENSATION OF DIRECTORS

Section 10. The Board of Directors shall fix and determine their compensation as Directors and additional compensation for such additional services any of such Directors may perform for the Corporation.

ARTICLE IV

NOTICE: INFORMATION ACTION

BY SHAREHOLDERS OR DIRECTORS

Section 1. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but written notice may be delivered or mailed to such director or shareholder, at such address as appears upon the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be so delivered or deposited in the United States Mail.

Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these By-Laws, a waiver by a shareholder or subscriber shall set forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof.

Section 3. Attendance of a shareholder or subscriber at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice of such meeting.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall consist of a President, Vice President, Secretary, and Treasurer, whom shall be chose by the Board of Directors. Any two or more officers may be held by the same person, except the duties of the President and the Secretary shall not be performed by the same person.

Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall select a president from their own number, and a vice president, secretary and treasurer who need not be members of the Board.

Section 3. The Board may elect or appoint such other officers, assistant officers and agents as it may deem necessary or desirable, ho shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer or agent elected or appointed by the Board of Directors may be removed by a majority of the elected Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

Section 7. He shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE VICE PRESIDENT

Section 8. The vice president shall, in the absence or disability of the President, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Directors shall prescribe.

THE SECRETARY

Section 9. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record the minutes of all proceedings in a book to be kept for that purpose, and shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and, when affixed, it shall be attested by his signature or by the Treasurer.

THE TREASURER

Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositaries as may be designated by the Board of Directors.

Section 11. He, or the treasurer and the president shall disburse the finds of the Corporation in the manner provided for herein when proper to do so, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the Board, or whenever requested by the president, an account of all his transactions as treasurer and of the financial conditions of the corporation.

All checks and/or notes or guarantees drawn or made by or on behalf of the Corporation shall be signed by the President or the Treasurer except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 12. If required by the Board of Directors, he shall give the Corporation a bond in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. The shares of the Corporation shall be represented by certificates signed by the President and Treasurer or by the Vice President and the Secretary of the Corporation.

Section 2. Every certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid up, the certificate shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon the certificate shall be stamped accordingly. If the Corporation is authorized to issue shares for more than one class every certificate shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences, and restrictions of such class, or a summary thereof.

TRANSFERS OF STOCK

Section 3. Upon surrender to the Corporation or its transfer agent of a certificate representing shares, duly endorsed or accompanied by a proper evidence of succession, assignment, or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

REGISTERED SHAREHOLDERS

Section 4. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize an equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Indiana.

LOST CERTIFICATES

Section 5. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

ARTICLE VII

GENERAL PROVISIONS

FIXING RECORD DATE

Section 1. No share shall be voted at any meeting which shall be transferred on the books of the Corporation within such number of days not exceeding thirty next preceding the date of such meeting as the Board of Directors shall determine, or, in the absence of such determination, within ten days next preceding the date of such meeting.

DIVIDENDS

Section 2. Dividends upon the shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and of the statutes and of these By-Laws.

Section 3. Before payment of any dividend or making any distribution of profits, there may be set aside out of any funds of the Corporation available for such purpose, such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Indiana”. Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced.

ARTICLE VIII

AMENDMENTS

Section 1. These By-Laws may be altered, amended, or repealed only by a majority of the elected members of the Board of Directors.

The Chairman next stated that the next order of business would be the election of officers to serve until the first Annual Meeting of the Shareholders or until their successors are elected and qualified. Accordingly, on motion duly made and seconded and unanimously carried, the following officers were elected:

Jack Henry Herider	President

Robert L. Sinders	Vice President

Nancy Carol Herider	Secretary

Nancy Carol Herider	Treasurer

The Chairman next stated that the next order of business would be the authorization of a depository for the Company’s funds and the authorization of an officer to sign checks and to borrow money and stated that he had talked with the officials of Indiana National Bank in this connection, and that the Bank had furnished to him a copy of their form of resolution and certification thereof, which is required. Accordingly, on motion duly and seconded, and unanimously carried, the following resolution was unanimously adopted:

RESOLVED that the Indiana National Bank is hereby designated as a depository of this Corporation and that a checking account be opened and maintained in the name of the Corporation with said Bank; that the President and Treasurer is hereby authorized, on behalf of this Corporation, and in its name, to sign checks, drafts, or other orders for the payment of money from said account; and that the President and the Treasurer is also hereby authorized, on behalf of this Corporation, to endorse or cash checks, notes, bills, or other instruments in the name of this Corporation.

FURTHER RESOLVED, that the President and Treasurer is hereby authorized, on behalf of the Corporation and in its name to sign and deliver notes, bills of exchange, acceptances, or other instruments payable to said Bank, and to pledge, hypothecate, or mortgage as security for any indebtedness to said Bank, any of the property or interest therein now or hereafter owned by the Corporation.

FURTHER RESOLVED, that the Secretary shall certify to said Bank the name of the presently duly elected and qualified officer of the Corporation, hereinabove authorized to so act for it and in its behalf, and shall from time to time hereafter, as changes occur in the personnel of said officers, immediately certify such changes to the Bank and said Bank shall be fully protected in relying on such certifications of the Secretary and shall be indemnified and saved harmless from any claim, demands, expenses, loss, or damages resulting from, or growing out of, honoring the signature of any officer so certified, or refusing to honor any signature not so certified; and

FURTHER RESOLVED that the Secretary be and he hereby is authorized and directed to certify to said Indiana National Bank the foregoing resolutions and that the provisions thereof are in conformity with the charter and By-Laws of this Corporation.

The Secretary was instructed to insert in the Minute Book a copy of certification of said resolutions given to the Indiana National Bank.

It was unanimously adopted that the Corporation would proceed to file at its earliest convenience the Sub Chapter S in accordance with the Internal Revenue Code.

/s/ Stephen W. Sutherlin
Stephen W. Sutherlin
Secretary of the Meeting.